Exhibit 99.1

REVISING TRUBRIDGE FOURTH QUARTER AND FULL YEAR 2024 RESULTS AND REITERATING 2025 OUTLOOK

MOBILE, Ala. (March 17, 2025) - On March 10, 2025, TruBridge, Inc. (NASDAQ: TBRG), filed a Current Report on Form 8-K (the “Prior Report”) that included as Exhibit 99.1 the reported results for the quarter and full year ended December 31, 2024.

The sole purpose for furnishing this updated earnings release is to revise the earnings release included with the Prior Report to correct an error related to the reversal of revenue from customers that was recognized improperly in the prior year. Accordingly, the Company made revisions to the unaudited consolidated statements of operations, consolidated balance sheets, consolidated statements of cash flows, and non-GAAP financial measures for the quarter and full year ended December 31, 2024 as indicated in the tables below. These revisions increased revenue for the year ended December 31, 2024 by $3.5 million and decreased revenue for the year ended December 31, 2023 by the same amount. These had no cash flow consequences or any impact to the Company’s previously stated 2025 outlook.

TRUBRIDGE ANNOUNCES FOURTH QUARTER AND FULL YEAR 2024 RESULTS AND PROVIDES INITIAL 2025 OUTLOOK

•	Revenue of $342.6 million for 2024 and $88.2 million in the fourth quarter

•	Net loss of $20.4 million for 2024 and $5.0 million in the fourth quarter

•	Adjusted EBITDA of $56.6 million for 2024 and $18.1 million in the fourth quarter

MOBILE, ALA. (March 10, 2025) – TruBridge, Inc. (NASDAQ: TBRG), a healthcare solutions company, today announced financial results for the fourth quarter and year ended December 31, 2024.

2024 Operational Highlights

•	Rebranded as TruBridge to pursue a more focused marketing strategy under one brand

•	Achieved total annual bookings of $82.1 million

•	Achieved solid organic growth in Financial Health (the revenue cycle management (RCM) business)

•	Improved the quality of the Company’s financial results, forecasting accuracy, and capital allocation strategy

•	Transitioned approximately 30% of Financial Health Complete Business Office (CBO) client base offshore

•	Improved cash flows with significant debt repayment resulting in reduced leverage ratio from 4x at year end 2023 to approximately 3x at year end 2024

•	Divested American Health Tech (AHT), the first divestiture in the Company’s history

•	Elevated role of general manager for Financial Health and Patient Care business units

•	Added Amy O’Keefe to the Board of Directors, deepening the financial expertise of the Board

Commenting on the results, Chris Fowler, chief executive officer of TruBridge, Inc., stated, “I’m proud of the progress we made over the course of 2024 and pleased to be reporting revenue and adjusted EBITDA ahead of our expectations for the year. We’ve successfully strengthened our financial operations and executed key strategic initiatives, including the successful transition of the first wave of clients to our global workforce, while maintaining our commitment to customer satisfaction and meaningfully reducing our leverage ratio.”

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TruBridge Announces Fourth and Full Year Quarter 2024 Results

March 10, 2025

“Looking ahead to 2025, we are focused on enhancing customer satisfaction and retention, optimizing our operations, and expanding our sales pipeline. With new leadership in our Financial Health division and continued investment in our offshore capabilities, we believe that we are well positioned for success. Our commitment to innovation and operational excellence will drive our long-term success and deliver value to our stakeholders,” concluded Fowler.

Fourth Quarter Financial 2024 Highlights*

All comparisons are to the quarter ended December 31, 2023, unless otherwise noted.

•	Total bookings of $14.3 million compared to $24.4 million

•	Total revenue of $88.2 million compared to $85.0 million

•	Recurring revenue represented 94.6% of total revenue

•	Financial Health revenue of $55.1 million compared to $50.6 million

•	Financial Health revenue represented 62.4% of TruBridge’s total revenue

•	GAAP net loss of $5.0 million and non-GAAP net income of $1.4 million

•	Adjusted EBITDA of $18.1 million compared to $11.1 million

Full Year 2024 Financial Highlights*

All comparisons are to the year ended December 31, 2023, unless otherwise noted.

•	Total bookings of $82.1 million compared to $80.2 million

•	Total revenue of $342.6 million compared to $336.0 million

•	Recurring revenue represented 95.5% of total revenue

•	Financial Health revenue of $217.7 million compared to $192.3 million

•	Financial Health revenue represented 63.5% of TruBridge’s total revenue

•	GAAP net loss of $20.4 million and non-GAAP net income of $6.1 million

•	Adjusted EBITDA of $56.6 million compared to $44.1 million

*

As of the third quarter of 2024, TruBridge is now reporting two segments in its financial statements representing the two business units. Financial Health represents the previous Revenue Cycle Management (RCM) segment, and Patient Care represents the previous Electronic Health Record (EHR) segment, including the patient engagement business.

Financial Guidance

For the first quarter of 2025, TruBridge expects to generate:

•	Total revenue between $85 million and $88 million

•	Adjusted EBITDA between $14 million and $16 million

For the full year 2025, TruBridge expects to generate:

•	Total revenue between $345 million and $360 million

•	Adjusted EBITDA between $59 million and $66 million

Conference Call

TruBridge will hold a conference call and live webcast to discuss fourth quarter and full year 2024 results on Monday, March 10, 2025, at 3:30 p.m. Central time/4:30 p.m. Eastern time. To access this interactive teleconference, dial (877) 407-0890 and request connection to the TruBridge earnings conference call. A 30-day online replay will be available approximately one hour following the conclusion of the live webcast. To listen to the live webcast or access the replay, visit the Company’s investor relations website, investors.trubridge.com.

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TruBridge Announces Fourth and Full Year Quarter 2024 Results

March 10, 2025

About TruBridge

We are a trusted partner to more than 1,500 healthcare organizations with a broad range of technology-first solutions that address the unique needs and challenges of diverse communities, promoting equitable access to quality care and fostering positive outcomes. TruBridge has over four decades of experience in connecting providers, patients and communities with innovative data-driven solutions that create real value by supporting both the financial and clinical side of healthcare delivery. Our industry leading HFMA Peer Reviewed® suite of revenue cycle management (RCM) offerings combine unparalleled visibility and transparency to enhance productivity and support the financial health of healthcare organizations across all care settings.

We support efficient patient care with electronic health record (EHR) product offerings that successfully integrate data between care settings. Above all, we believe in the power of community and encourage collaboration, connection, and empowerment with our customers. We clear the way for care. For more information, please visit www.trubridge.com.

Investor Relations Contact

Asher Dewhurst, ICR Westwicke

TBRGIR@westwicke.com

Media Contact

Tracey Schroeder

Chief Marketing Officer

Tracey.schroeder@trubridge.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified generally by the use of forward-looking terminology and words such as “expects,” “anticipates,” “estimates,” “believes,” “predicts,” “intends,” “plans,” “potential,” “may,” “continue,” “should,” “will” and words of comparable meaning. Without limiting the generality of the preceding statement, all statements in this press release relating to the Company’s future financial and operational results are forward-looking statements. We caution investors that any such forward-looking statements are only predictions and are not guarantees of future performance. Certain risks, uncertainties and other factors may cause actual results to differ materially from those projected in the forward-looking statements. Such factors may include: saturation of our target market and hospital consolidations; unfavorable economic or market conditions that may cause a decline in spending for information technology and services; significant legislative and regulatory uncertainty in the healthcare industry; exposure to liability for failure to comply with regulatory requirements; transition to a subscription based recurring revenue model and modernization of our technology; competition with companies that have greater financial, technical and marketing resources than we have; potential future acquisitions that may be expensive, time consuming, and subject to other inherent risks; our ability to attract and retain qualified personnel in a global workforce; disruption from periodic restructuring of our sales force; potential delay in the development of markets for Financial Health services; potential inability to properly manage growth in new markets we may enter; potential disruption of our business due to our ongoing implementation of a new enterprise resource planning software solution; exposure to numerous and often conflicting laws, regulations, policies, standards or other requirements through our international business activities; potential litigation against us and investigations; our use of offshore third-party resources; competitive and litigation risk related to the use of artificial intelligence; potential failure to develop new products or enhance current products that keep pace with market demands; failure of our products to provide accurate and timely information for clinical decision-making; breaches of security and viruses in our systems resulting in customer claims against us and harm to our reputation; failure to maintain customer satisfaction through new product releases free of undetected errors or problems; failure to convince customers to migrate to current or future releases of our products; failure to maintain our margins and service rates; increase in the percentage of total revenues represented by service revenues, which have lower gross margins; exposure to liability in the event we provide inaccurate claims data to payors; exposure to liability claims arising out of the licensing of our software and provision of services; dependence on licenses of rights, products and services from third parties; failure to protect our intellectual property rights; exposure to significant license fees or damages for intellectual property infringement; interruptions in our power supply and/or telecommunications capabilities, including those caused by natural disaster; potential inability to secure additional financing on favorable terms to meet our future capital needs; our substantial

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TruBridge Announces Fourth and Full Year Quarter 2024 Results

March 10, 2025

indebtedness, and our ability to incur additional indebtedness in the future; pressures on cash flow to service our outstanding debt; restrictive terms of our credit agreement on our current and future operations; changes in and interpretations of financial accounting matters that govern the measurement of our performance; significant charges to earnings if our goodwill or intangible assets become impaired; fluctuations in quarterly financial performance due to, among other factors, timing of customer installations; volatility in our stock price; failure to maintain effective internal control over financial reporting; inherent limitations in our internal control over financial reporting; vulnerability to significant damage from natural disasters; market risks related to interest rate changes; potential material adverse effects due to macroeconomic conditions, including bank failures or changes in related regulation; actions of activist stockholders against us; and other risk factors described from time to time in our public releases and reports filed with the Securities and Exchange Commission. We also caution investors that the forward-looking information described herein represents our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements to reflect events or developments after the date of this press release.

TruBridge, Inc.

Consolidated Statements of Operations

(In ‘000s, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenues
Financial Health *	$55,053	$50,555	$217,672	$192,325
Patient Care *	33,177	34,443	124,974	143,630

Total revenues *	88,230	84,998	342,646	335,955
Expenses
Costs of revenue (exclusive of amortization and depreciation)
Financial Health	27,840	28,731	116,891	110,192
Patient Care	13,220	14,963	51,640	65,676

Total costs of revenue (exclusive of amortization and depreciation)	41,060	43,694	168,531	175,868
Product development	7,827	10,347	34,456	37,246
Sales and marketing	6,708	6,143	27,059	28,049
General and administrative	19,341	21,682	76,992	76,153
Amortization	6,470	6,974	27,627	24,522
Depreciation	266	554	1,346	1,946
Impairment of goodwill	—	35,913	—	35,913
Impairment of trademark intangibles	—	2,342	—	2,342

Total expenses	81,672	127,649	336,011	382,039

Operating income (loss) *	6,558	(42,651)	6,635	(46,084)

Other income (expense):
Interest expense	(3,820)	(4,116)	(16,169)	(12,521)
Other income (expense)	(1,809)	176	(670)	745

Total other income (expense)	(5,629)	(3,940)	(16,839)	(11,776)

Income (loss) before taxes *	929	(46,591)	(10,204)	(57,860)

Provision (benefit) for income taxes *	5,978	(3,456)	10,235	(9,426)

Net loss *	$(5,049)	$(43,135)	$(20,439)	$(48,434)

Net loss per common share—basic *	$(0.34)	$(2.96)	$(1.38)	$(3.34)
Net loss per common share—diluted *	$(0.34)	$(2.96)	$(1.38)	$(3.34)
Weighted average shares outstanding used in per common share computations:
Basic	14,330	14,205	14,300	14,187
Diluted	14,330	14,205	14,300	14,187

*

As described above, this line item has been revised to correct an error related to the reversal of revenue from customers that was recognized improperly in the prior year. These revisions increased revenue for the year ended December 31, 2024 by $3.5 million and decreased revenue for the year ended December 31, 2023 by the same amount. These revisions had no cash flow consequences.

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TruBridge Announces Fourth and Full Year Quarter 2024 Results

March 10, 2025

TruBridge, Inc.

Consolidated Balance Sheets

(In ‘000s, except per share data)

	December 31, 2024 (Unaudited)	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$12,324	$3,848
Accounts receivable, net of allowance for expected credit losses of $5,861 and $3,631 *	53,753	56,243
Current portion of financing receivables, net of allowance for expected credit losses of $417 and $319	4,663	3,997
Inventories	767	475
Prepaid income taxes *	2,886	2,463
Prepaid expenses and other current assets	15,275	15,807
Assets held for sale	606	25,977

Total current assets	90,274	108,810
Property & equipment, net	2,294	8,974
Software development costs, net	41,474	39,139
Operating lease right-of-use assets	3,092	5,192
Financing receivables, less current portion, less allowance for expected credit losses of $21 and $97	232	1,226
Other assets, less current portion	7,786	7,314
Intangible assets, net	76,707	89,213
Goodwill	172,573	171,909

Total assets	$394,432	$431,777

Liabilities & Stockholders’ Equity
Current liabilities
Accounts payable	$15,040	$10,133
Current portion of long-term debt	2,980	3,141
Deferred revenue	10,653	8,677
Accrued vacation	4,770	5,410
Income taxes payable	3,538	—
Other accrued liabilities	15,994	19,892
Liabilities held for sale	—	977

Total current liabilities	52,975	48,230
Long-term debt, less current portion	168,598	195,270
Operating lease liabilities, less current portion	2,293	3,074
Deferred tax liabilities	1,871	1,230

Total liabilities	225,737	247,804
Stockholders’ Equity
Common stock, $0.001 par value; 30,000 shares authorized; 15,522 and 15,121 shares issued, respectively	15	15
Additional paid-in capital	201,066	195,546
Retained earnings (deficit) *	(14,952)	5,487
Accumulated other comprehensive income	45	—
Treasury stock, 619 and 572 shares	(17,479)	(17,075)

Total stockholders’ equity	168,695	183,973

Total liabilities and stockholders’ equity	$394,432	$431,777

*

As described above, this line item has been revised to correct an error related to the reversal of revenue from customers that was recognized improperly in the prior year. These revisions increased revenue for the year ended December 31, 2024 by $3.5 million and decreased revenue for the year ended December 31, 2023 by the same amount. These revisions had no cash flow consequences.

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TruBridge Announces Fourth and Full Year Quarter 2024 Results

March 10, 2025

TruBridge, Inc.

Consolidated Statements of Cash Flows

(In ‘000s)

	Twelve Months Ended December 31,
	2024
	(Unaudited)	2023
Operating activities:
Net loss *	$(20,439)	$(48,434)
Adjustments to net income:
Provision for expected credit losses	3,669	1,920
Deferred taxes	1,859	(11,305)
Stock-based compensation	5,520	3,271
Depreciation	1,346	1,946
Gain on sale of business	(1,529)	—
Amortization of acquisition-related intangibles	12,505	16,426
Amortization of software development costs	15,122	8,096
Amortization of deferred finance costs	504	359
Impairment of goodwill	—	35,913
Impairment of trademark intangibles	—	2,342
Gain on contingent consideration	(1,044)	—
Non-cash operating lease costs	2,273	1,602
Loss on disposal of property and equipment	3,895	117
Changes in operating assets and liabilities:
Accounts receivable *	94	(7,839)
Financing receivables	(68)	2,659
Inventories	(292)	309
Prepaid expenses and other current assets	3,576	(4,554)
Accounts payable	3,734	3,075
Deferred revenue	2,580	(2,913)
Operating lease liabilities	(1,842)	(2,063)
Other liabilities	(2,411)	1,894
Income taxes, net *	3,083	(1,762)

Net cash provided by operating activities	32,135	1,059
Investing activities:
Sale of business, net of cash and cash equivalent sold	21,410	—
Proceeds from sale of property and equipment	2,475	—
Purchase of business, net of cash acquired	(664)	(36,705)
Investment in software development	(17,457)	(23,059)
Purchases of property and equipment	(1,643)	(346)

Net cash provided by (used in) investing activities	4,121	(60,110)
Financing activities:
Treasury stock purchases	(404)	(2,575)
Payments of long-term debt principal	(7,500)	(3,500)
Proceeds from revolving line of credit	29,497	67,023
Payments of revolving line of credit	(48,803)	(5,000)
Debt issuance cost	(529)	—

Net cash provided by (used in) financing activities	(27,739)	55,948

Increase (decrease) in cash and cash equivalents	8,517	(3,103)

Change in cash and cash equivalents included in assets sold	(41)	—
Cash and cash equivalents, beginning of period	3,848	6,951

Cash and cash equivalents, end of period	$12,324	$3,848

*

As described above, this line item has been revised to correct an error related to the reversal of revenue from customers that was recognized improperly in the prior year. These revisions increased revenue for the year ended December 31, 2024 by $3.5 million and decreased revenue for the year ended December 31, 2023 by the same amount. These revisions had no cash flow consequences.

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TruBridge Announces Fourth and Full Year Quarter 2024 Results

March 10, 2025

TruBridge, Inc.

Consolidated Bookings

(In ‘000s)

(Unaudited) (Non-GAAP)

	Three Months Ended December 31,		Twelve Months Ended December 31,
In ‘000s	2024	2023 (3)	2024	2023 (3)
Financial Health(1)	$8,515	$14,158	$48,860	$48,986
Patient Care(2)	5,750	10,287	33,214	31,253

Total	$14,265	$24,445	$82,074	$80,239

(1)	Generally calculated as the annual contract value
(2)	Generally calculated as the total contract value for system sales and SaaS, and annual contract value for maintenance and support
(3)	Adjustment was made to the 2023 bookings, due to 3rd Party Software, and Forms and Supplies being doubled counted in the total Patient Care bookings.

TruBridge, Inc.

Bookings Composition

(In ‘000s, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023 (4)	2024	2023 (4)
Financial Health
Net new(1)	$2,477	$7,507	$24,035	$21,318
Cross-sell(1)	6,038	6,650	24,825	27,668
Patient Care
Non-subscription sales(2)	3,461	4,874	16,001	16,998
Subscription revenue(3)	2,289	5,414	17,213	14,255

Total	$14,265	$24,445	$82,074	$80,239

(1)

“Net new” represents bookings from outside the Company’s core Patient Care client base, and “Cross-sell” represents bookings from existing Patient Care customers. In each case, such bookings are generally comprised of recurring revenues to be recognized ratably over a one-year period and an average timeframe for commencement of bookings-to-revenue conversion of four to six months following contract execution.

(2)	Represents nonrecurring revenues that generally exhibit a timeframe for bookings-to-revenue conversion of five to six months following contract execution.
(3)

Represents recurring revenues to be recognized on a monthly basis over a weighted-average contract period of five years, with a start date in the next 12 months and an average timeframe for commencement of bookings-to-revenue conversion of five to six months following contract execution.

(4)	Adjustment was made to the 2023 bookings, due to 3rd Party Software, and Forms and Supplies being doubled accounted for in the total Patient Care bookings.

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TruBridge Announces Fourth and Full Year Quarter 2024 Results

March 10, 2025

TruBridge, Inc.

Adjusted EBITDA—by Segment

(In ‘000s)

(Unaudited) (Non-GAAP)

	Three Months Ended December 31,		Twelve Months Ended December 31,
In ‘000s	2024	2023	2024	2023
Financial Health *	$11,193	$6,195	$36,163	$23,196
Patient Care *	6,917	4,919	20,407	20,900

Total*	$18,110	$11,113	$56,570	$44,096

*

As described above, this line item has been revised to correct an error related to the reversal of revenue from customers that was recognized improperly in the prior year. These revisions increased revenue for the year ended December 31, 2024 by $3.5 million and decreased revenue for the year ended December 31, 2023 by the same amount. These revisions had no cash flow consequences.

TruBridge, Inc.

Reconciliation of Non-GAAP Financial Measures

(In ‘000s)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Adjusted EBITDA:	2024	2023	2024	2023
Net loss, as reported *	$(5,049)	$(43,135)	$(20,439)	$(48,434)
Net Income Margin *	(5.7%)	(50.7%)	(6.0%)	(14.4%)
Depreciation expense	266	554	1,346	1,946
Amortization of software development costs	3,343	2,591	15,122	8,096
Amortization of acquisition-related intangibles	3,126	4,383	12,505	16,426
Impairment of goodwill	—	35,913	—	35,913
Impairment of trademark intangibles	—	2,342	—	2,342
Stock-based compensation	1,823	1,108	5,520	3,271
Severance and other nonrecurring charges	2,993	6,874	15,442	22,186
Interest expense and other, net	3,691	3,940	15,517	11,776
Gain on contingent consideration	—	—	(1,044)	—
Loss on disposal of property and equipment	2,247	—	3,895	—
Gain on sale of AHT	(308)	—	(1,529)	—
Provision (benefit) for income taxes *	5,978	(3,456)	10,235	(9,426)

Total Adjusted EBITDA *	$18,110	$11,113	$56,570	$44,096
Adjusted EBITDA Margin *	20.5%	13.1%	16.5%	13.1%

*

As described above, this line item has been revised to correct an error related to the reversal of revenue from customers that was recognized improperly in the prior year. These revisions increased revenue for the year ended December 31, 2024 by $3.5 million and decreased revenue for the year ended December 31, 2023 by the same amount. These revisions had no cash flow consequences.

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TruBridge Announces Fourth and Full Year Quarter 2024 Results

March 10, 2025

TruBridge, Inc.

Reconciliation of Non-GAAP Financial Measures

(In ‘000s, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Non-GAAP Net Income and Non-GAAP EPS:	2024	2023	2024	2023
Net income (loss), as reported *	$(5,049)	$(43,135)	$(20,439)	$(48,434)
Pre-tax adjustments for Non-GAAP EPS:
Amortization of acquisition-related intangible assets	3,126	4,383	12,505	16,426
Stock-based compensation	1,823	1,108	5,520	3,271
Severance and other nonrecurring charges	2,993	6,874	15,442	22,186
Non-cash interest expense	184	90	504	359
Impairment of trademark intangibles	—	2,342	—	2,342
Impairment of goodwill	—	35,913	—	35,913
After-tax adjustments for Non-GAAP EPS:
Tax-effect of pre-tax adjustments, at 21%	(1,706)	(3,107)	(7,134)	(9,363)
Tax shortfall (windfall) from stock-based compensation	5	—	772	65
Gain on contingent consideration	—	—	(1,044)	—

Non-GAAP net income *	$1,376	$4,468	$6,126	$22,765
Weighted average shares outstanding, diluted	14,330	14,205	14,300	14,187

Non-GAAP EPS	$0.10	$0.31	$0.43	$1.60

*

As described above, this line item has been revised to correct an error related to the reversal of revenue from customers that was recognized improperly in the prior year. These revisions increased revenue for the year ended December 31, 2024 by $3.5 million and decreased revenue for the year ended December 31, 2023 by the same amount. These revisions had no cash flow consequences.

TruBridge, Inc.

Patient Care Revenue Composition

(In ‘000s)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Recurring revenues - Patient Care
Acute care *	$28,662	$28,171	$110,794	$115,184
Post-acute care	—	3,482	597	14,712

Total recurring revenues - Patient Care *	28,662	31,653	111,391	129,896
Non-recurring revenues - Patient Care
Acute care	4,515	2,447	13,513	12,316
Post-acute care	—	343	70	1,418

Total non-recurring revenues - Patient Care	4,515	2,790	13,583	13,734

Total Patient Care revenues *	$33,177	$34,443	$124,974	$143,630

*

As described above, this line item has been revised to correct an error related to the reversal of revenue from customers that was recognized improperly in the prior year. These revisions increased revenue for the year ended December 31, 2024 by $3.5 million and decreased revenue for the year ended December 31, 2023 by the same amount. These revisions had no cash flow consequences.

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TruBridge Announces Fourth and Full Year Quarter 2024 Results

March 10, 2025

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or “GAAP.” However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures that are prepared in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management uses these non-GAAP financial measures in order to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. In addition, management understands that some investors and financial analysts find these non-GAAP financial measures helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

We do not provide a reconciliation of the non-GAAP guidance measure Adjusted EBITDA for the fiscal year 2025 to net income for the fiscal year 2025, the most comparable GAAP financial measure, due to the inherent difficulty of forecasting certain types of expenses and gains, without unreasonable effort, which affect net income but not Adjusted EBITDA.

As such, to supplement the GAAP information provided, we present in this press release and during the live webcast discussing our financial results the following non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA Margin, Non-GAAP net income, and Non-GAAP earnings per share (“EPS”).

We calculate each of these non-GAAP financial measures as follows:

•

Adjusted EBITDA – Adjusted EBITDA consists of GAAP net income as reported and adjusts for (i) depreciation expense; (ii) amortization of software development costs; (iii) amortization of acquisition-related intangibles; (iv) impairment of goodwill; (v) impairment of trademark intangibles; (vi) stock-based compensation; (vii) severance and other nonrecurring charges; (viii) interest expense and other, net; (ix) gain on contingent consideration; (x) loss on disposal of property and equipment; (xi) gain on sale of AHT; and (xii) the provision (benefit) for income taxes.

•	Adjusted EBITDA Margin – Adjusted EBITDA Margin is calculated as Adjusted EBITDA, as defined above, divided by total revenue.

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Non-GAAP net income – Non-GAAP net income consists of GAAP net income as reported and adjusts for (i) amortization of acquisition-related intangible assets; (ii) stock-based compensation; (iii) severance and other nonrecurring charges; (iv) non-cash interest expense; (v) impairment of trademark intangibles; (vi) impairment of goodwill; (vii) the total tax effect of items (i) through (vi); and (viii) gain on contingent consideration.

•	Non-GAAP EPS – Non-GAAP EPS consists of Non-GAAP net income, as defined above, divided by weighted average shares outstanding (diluted) in the applicable period.

Certain of the items excluded or adjusted to arrive at these non-GAAP financial measures are described below:

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Amortization of acquisition-related intangibles – Acquisition-related amortization expense is a non-cash expense arising primarily from the acquisition of intangible assets in connection with acquisitions or investments. We exclude acquisition-related amortization expense from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation, and the related amortization expense will recur in future periods.

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TruBridge Announces Fourth and Full Year Quarter 2024 Results

March 10, 2025

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Impairment of goodwill – Goodwill impairment charges are non-cash expenses that are the result of annual (and, if necessary, more frequently than annual) impairment tests required by GAAP. These impairment tests are required to be on a per-reporting-unit basis, with our accounting policy elections resulting in any impairment being the result of the reporting unit carrying value exceeding the estimated fair value. We exclude these non-cash goodwill impairment charges because we believe (i) such items are largely non-recurring in nature and (ii) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations.

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Impairment of trademark intangibles – Impairment charges are non-cash expenses that are the result of tests required by GAAP whenever events or circumstances indicate that the carrying amount of the asset may not be recoverable. We exclude these non-cash impairment charges because we believe (i) such items are largely non-recurring in nature and (ii) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations.

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Stock-based compensation – Stock-based compensation expense is a non-cash expense arising from the grant of stock-based awards. We exclude stock-based compensation expense from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of the timing and valuation of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods, and such expense will recur in future periods.

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Severance and other nonrecurring charges – Non-recurring charges relate to certain severance and other charges incurred in connection with activities that are considered non-recurring. We exclude non-recurring expenses (primarily related to costs associated with our recent business transformation initiative and transaction-related costs) from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods.

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Non-cash Interest expense – Non-cash interest expense includes amortization of deferred debt issuance costs. We exclude non-cash interest expense from non-GAAP financial measures because we believe these non-cash amounts relate to specific transactions and, as such, may not directly correlate to the underlying performance of our business operations.

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Interest expense: Interest expense represents (i) interest incurred on our term loan and revolving credit facility and (ii) non-cash interest expense. We exclude interest expense from non-GAAP financial measures because we believe these amounts relate to specific transactions and, as such, may not directly correlate to the underlying performance of our business operations.

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Gain on contingent consideration: The purchase agreement for our acquisition of Viewgol in 2023 contained contingent consideration, or “earnout,” provisions whereby the previous shareholders of Viewgol would receive additional consideration depending on the achievement of certain performance metrics. After the initial measurement period, U.S. GAAP requires that any adjustments to the estimated fair value of this contingent liability, including upon final determination of amounts due, should be recorded in the relevant period’s earnings. We exclude gains on contingent consideration from non-GAAP financial measures because we believe (i) the amount of such gains in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such gains can vary significantly between periods.

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Loss on disposal of property and equipment: Loss on assets held for sale represents the excess of book value of assets sold over the proceeds received in connection with the sale of real estate assets during the period. We exclude loss on sale of real estate assets held for sale from non-GAAP financial measures because we believe (i) the amount of such gains gain or loss in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such gains gain or loss can vary significantly between periods.

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Gain on sale of AHT: Gain on sale of AHT represents the excess of proceeds received over the net assets sold from our sale of AHT, our previously wholly-owned post-acute business, in January 2024. We exclude gain on sale of AHT from non-GAAP financial measures because we believe the amount relates to a specific transaction and, as such, may not directly correlate to the underlying performance of our business operations.

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Tax shortfall (windfall) from stock-based compensation – ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, became effective for the Company during the third quarter of 2017 and changes the treatment of tax shortfall and excess tax benefits arising from stock based compensation arrangements. Prior to ASU 2016-09, these amounts were recorded as an increase (for excess benefits) or decrease (for shortfalls) to additional paid-in capital. With the adoption of ASU 2016-09, these amounts are now captured in the period’s income tax expense. We exclude this component of income tax expense from non-GAAP financial

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TruBridge Announces Fourth and Full Year Quarter 2024 Results

March 10, 2025

measures because we believe (i) the amount of such expenses or benefits in any specific period may not directly correlate to the underlying performance of our business operations; and (ii) such expenses or benefits can vary significantly between periods as a result of the valuation of grants of new stock-based awards, the timing of vesting of awards, and periodic movements in the fair value of our common stock.

Management considers these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance. In addition, management may use Adjusted EBITDA, Non-GAAP net income and/or Non-GAAP EPS to measure the achievement of performance objectives under the Company’s stock and cash incentive programs. Note, however, that these non-GAAP financial measures are performance measures only, and they do not provide any measure of cash flow or liquidity. Non-GAAP financial measures are not alternatives for measures of financial performance prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures presented by other companies, limiting their usefulness as comparative measures. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Additionally, there is no certainty that we will not incur expenses in the future that are similar to those excluded in the calculations of the non-GAAP financial measures presented in this press release. Investors and potential investors are encouraged to review the “Unaudited Reconciliation of Non-GAAP Financial Measures” above.

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